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                                                                   EXHIBIT 10.10


                               FLOWERS FOODS, INC

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN




                         EFFECTIVE AS OF MARCH 26, 2001





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                               FLOWERS FOODS, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                           (EFFECTIVE MARCH 26, 2001)

         WHEREAS, Flowers Foods, Inc. ("Company") has, effective as of March 26, 2001, assumed the sponsorship of, and adopted for the benefit of certain employees of the controlled group of corporations of which Flowers Foods, Inc. is the common parent corporation, the Flowers Foods, Inc. Retirement Plan No. 1 ("Pension Plan"); and

         WHEREAS, certain provisions of the Internal Revenue Code of 1986, as amended, place limitations on the amount of benefits that would otherwise be made available under the Pension Plan for certain participants; and

         WHEREAS, the Company desires to provide the benefits which would otherwise have been payable to such participants under the Pension Plan except for such limitations, in consideration of services performed and to be performed by such participants for the Company and certain related corporations.

         NOW, THEREFORE, the Company hereby adopts the following Supplemental Executive Retirement Plan ("Plan") to provide such benefits:

                                   ARTICLE I
                                    PREAMBLE


         SECTION 1.1. Effective Date. The effective date of this Plan is March 26, 2001.

         SECTION 1.2. Purpose of the Plan. The purpose of this Plan is to provide additional retirement benefits for certain management and highly compensated employees of the Company (and other participating Employers).

         SECTION 1.3. Governing Law. This Plan shall be regulated, construed and administered under the laws of the State of Georgia, except when preempted by federal law.

         SECTION 1.4. Gender and Number. For purposes of interpreting the provisions of this Plan, the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall include the plural, unless otherwise clearly required by the context.

         SECTION 1.5. Severability. If any provision of this Plan or the application thereof to any circumstances(s) or person(s) is held to be invalid by a court of competent jurisdiction, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.


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                                   ARTICLE II
                                   DEFINITIONS


         SECTION 2.1. Words and phrases used herein with initial capital letters which are defined in the Pension Plan are used herein as so defined, unless otherwise specifically defined herein or the context clearly indicates otherwise. The following words and phrases when used in this Plan with initial capital letters shall have the following respective meanings, unless the context clearly indicates otherwise:

         SECTION 2.1(1). "Actual Pension Plan Benefit" shall mean the amount of the monthly benefit in fact payable to the Participant or his Beneficiary under the Pension Plan.

         SECTION 2.1(2). "Beneficiary".

         (a) In General. The term "Beneficiary" shall mean the person who is entitled to receive part or all of a pension or other benefit payable with respect to the Participant under the Pension Plan.

         (b) Change of Beneficiaries. Notwithstanding the foregoing, each Participant may at any time and from time to time, before and after retirement, change his Beneficiary hereunder without the consent of any existing Beneficiary or any other person. Therefore, the Beneficiary under the Plan need not be the same as the Beneficiary under the Pension Plan. However, as described in Subsection (c) of this Section, the Beneficiary under the Pension Plan shall be used as the "measuring life" for purposes of the amount and duration of the Supplemental Pension Benefits payable to any Beneficiary hereunder. The change of a Beneficiary under the Plan may be made, and may be revoked, only by an instrument (in form acceptable to the Company) signed by the Participant and filed with the Company prior to the Participant's death. If two or more persons designated as a Participant's Beneficiary are in existence, the amount of any payment to the Beneficiary under this Plan shall be divided equally among such persons unless the Participant's designation specifically provides to the contrary.

         (c) Effect of Change of Beneficiary. Supplemental Pension Benefits shall be payable to a Beneficiary hereunder only so long as Actual Pension Plan Benefits are being paid to the Beneficiary under the Pension Plan. In the event that the Beneficiary hereunder is different than the Beneficiary under the Pension Plan, (i) if the Beneficiary hereunder dies after the Participant but while the Beneficiary under the Pension Plan is still living, any remaining payments hereunder shall be payable, as they come due, to the estate of the Beneficiary hereunder or, if applicable, to the contingent Beneficiary designated hereunder by the Participant, (ii) if the Beneficiary hereunder predeceases the Beneficiary under the Pension Plan and the Participant, the Beneficiary hereunder shall revert to the Beneficiary last effectively designated under the Pension Plan unless and until the Participant again makes a change of Beneficiary pursuant to Subsection (b) above, and (iii) if the Beneficiary under the Pension Plan predeceases the Beneficiary hereunder, Supplemental Pension Benefits to the Beneficiary under this Plan shall cease.

         SECTION 2.1(3). "Change in Control" with respect to the Company shall mean the occurrence of any of the following events:


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

                  (i) the Company becomes a subsidiary of another corporation or entity or is merged with or consolidated into another corporation or entity (other than a corporation wholly owned by the Company) or sells substantially all of the assets of the Company to another corporation or entity;

                  (ii) any person, corporation, partnership or other entity, either alone or in conjunction with its "affiliates" as that term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended, or any other group of persons, corporations, partnerships or other entities who are not "affiliates" as defined but who are acting in concert, are determined to own of record or beneficially securities of the Company which represent twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities entitled to vote for the election of directors, if such ownership was not approved in advance by a vote of at least three-quarters of the Continuing Directors; provided, however, that for purposes of determining the ownership of any group as described above or any member thereof, no such group or member shall be deemed to be the beneficial owner of shares of Company common stock:

                           (1) which were beneficially owned by a member on March 26, 2001 and continue to be beneficially owned by any member or any affiliate or associate thereof as of the date of the formation of the group;

                           (2) initially acquired by a member or an affiliate or associate thereof by bona fide gift, inheritance, or as a result of a stock dividend, split or in a similar transaction in which no consideration was exchanged;

                           (3) initially acquired by a member or an affiliate or associate thereof pursuant to the exercise of any options, rights or warrants granted to such person by the Company; or

                           (4) beneficially owned by a member or an affiliate or associate thereof pursuant to any employee benefit plan of the Company or any subsidiary of the Company;

                  (iii) the first to occur of (x) the Board of Directors' actual knowledge of, or (y) the reporting to the Securities and Exchange Commission of, the tender, pursuant to a tender offer or exchange offer other than by the Company, of shares representing twenty-five percent (25%) or more of the Company's then outstanding securities entitled to vote for the election of directors, whether or not such percentage of tendered securities is subsequently reduced;

                  (iv) the Board of Directors of the Company adopts a resolution approving the liquidation or dissolution of the Company;

                  (v) Continuing Directors at any time fail to constitute a majority of the Board of Directors of the Company; or


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

                  (vi) any other event that a majority of the Continuing Directors determines would be required to be reported in response to
         Item 6(e) [Voting Securities and Principal Holders Thereof - change in control] of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor provision thereof.

         For purposes of this Section 2.1(3), the term "Continuing Directors" means the then current members of the Company's Board of Directors who were also members of the Company's Board of Directors on March 26, 2001, plus any new directors whose nominations were approved by at least three quarters of the Continuing Directors in office at the time of the election of any such new directors, other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the "election or removal of the Board of Directors," as such terms are used in Rule 14a-11 of the Exchange Act.

         SECTION 2.1(4). "Code" shall mean the Internal Revenue Code of 1986, as it has been and may be amended from time to time.

         SECTION 2.1(5). "Compensation." Compensation shall mean "Compensation" as defined in Article I of the Pension Plan, except that Compensation shall not be subject to the dollar limitation imposed by Code Section 401(a)(17).

         SECTION 2.1(6). "Controlled Group" shall mean the Company and any other entity which is required to be aggregated with the Company pursuant to Code sections 414(b), (c), (m) or (o).

         SECTION 2.1(7). "Employer(s)" shall mean the Company and/or any other member of the Controlled Group which is a participating employer in the Pension Plan.

         SECTION 2.1(8). "Participant" shall mean each person who shall be eligible to receive benefits from the Plan, as follows: those individuals who are or have been active participants in the Pension Plan on and after March 26, 2001 (i.e., individuals who have continued to accrued benefits on and after March 26, 2001) and who are entitled, pursuant to the provisions of the Pension Plan, to a pension benefit which is less than the pension benefit that would be payable under the Pension Plan if such pension benefit were computed without regard to:

                           (1) the provisions of the Pension Plan that limit benefits to the maximum amount permitted under Code section 415;

                           (2) the terms of the Pension Plan which limit the maximum amount of compensation permitted to be taken into account in any plan year in accordance with the provisions of Code section 401(a)(17), as adjusted pursuant to Code section 415(d); or

                           (3) the provisions of the Pension Plan which limit the benefit accruals of certain Highly Compensated Employees so that the Pension Plan will meet the nondiscrimination test of Code section 410(b).


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

                  The determination of said eligibility shall be made as of the date that said person commences to receive benefits from the Pension Plan, or for purposes of Section 6.3, at the time of a Change in Control of the Company.

         SECTION 2.1(9). "Pension Plan" shall mean the Flowers Foods, Inc. Retirement Plan No. 1.

         SECTION 2.1(10). "Plan" shall mean the Flowers Foods, Inc. Supplemental Executive Retirement Plan, as set forth herein, and as it may be amended from time to time.

         SECTION 2.1(11). "Supplemental Pension Benefit" shall mean the pension benefits determined under Article III.

                                  ARTICLE III
                          SUPPLEMENTAL PENSION BENEFIT


         SECTION 3.1. Amount of Supplemental Pension Benefit.

         (1) In General. Each Participant or Beneficiary of a deceased Participant whose benefits under the Pension Plan are payable on or after the Effective Date shall be entitled to a Supplemental Pension Benefit, which shall be determined as hereinafter provided.

         (2) Amount. The Supplemental Pension Benefit shall be a monthly retirement benefit determined in accordance with the following formula:

         A minus B minus C where

         "A" equals the amount of the monthly benefit to which the Participant would have been entitled, based upon the form in which said benefit is to be paid under the Pension Plan and the nature thereof, at the time benefits commence to be paid to such person, pursuant to the provisions of the Pension Plan if such benefit were computed without regard to:

                           (1) the limitation on the maximum amount of said benefits imposed by Code section 415;

                           (2) the limitation imposed by Code section 401(a)(17) (as adjusted pursuant to Code section 415(d)) on the maximum amount of compensation permitted to be taken into account in any plan year;

                           (3) any limitation on the benefit accruals of certain Highly Compensated Employees applied so that the Pension Plan will meet the nondiscrimination test of Code section 410(b); and

                           (4)      without regard to the reduction in
                           pensionable compensation equal to the amount of compensation deferred by said Eligible Person pursuant to the Flowers Industries, Inc. 1993 Executive


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

                           Deferred Compensation Plan or to the Company's Executive Deferred Compensation Plan; and

                      as if any amounts of compensation deferred by such Participant under the Executive Deferred Compensation Plan in a Plan Year of the Pension Plan were taken into account in computing benefits accrued under the Pension Plan for such Plan Year, and

                  "B" is the Actual Pension Plan Benefit and is equal to the amount of the monthly benefit payable in said form, to which the Eligible Person is in fact entitled (i) at the time benefits commence to be paid to said person pursuant to the provisions of the Pension Plan or (ii) from time to time hereafter as said benefit may increase from time to time thereafter because of adjustments to the limitations described below, taking into consideration:

                                    (1)      the limitations on the maximum
                                    amount of said benefits imposed by Code
                                    Section 415;

                                    (2)      the limitation imposed by Code
                                    section 401(a)(17) (as adjusted pursuant to Code section 415(d)) on the maximum amount of compensation taken into account in any plan year;

                                    (3)      any limitation on the benefit
                                    accruals of certain Highly Compensated
                                    Employees applied so that the Pension Plan will meet the nondiscrimination test of Code section 410(b); and

                                    (4)      the reduction in pensionable
                                    compensation resulting from any deferral of income made by said Eligible Person pursuant to the Flowers Industries, Inc. 1993 Executive Deferred Compensation Plan or the Company's Executive Deferred Compensation Plan;

                  "C" equals the amount of the monthly benefit payable (in the form payable under the Pension Plan) attributable to the monthly accrued benefit under the Flowers Industries, Inc., Supplemental Executive Retirement Plan ("FII SERP") as of March 26, 2001, that was paid to the Participant in a lump sum in connection with the termination of the FII SERP. The monthly accrued benefit amounts under the FII SERP as of March 26, 2001 for purposes of this "C" are set forth for each applicable Participant in Exhibit A.

                  (3) Effect of QDRO. In the event that any portion of a Participant's benefit under the Pension Plan is allocated to an alternate payee pursuant to the terms of a qualified domestic relations order, the Participant's Supplemental Pension Benefit hereunder shall be calculated without taking into account such allocation. In no event may an alternate payee receive a distribution or an allocation of any portion of a Supplemental Pension Benefit hereunder.


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
                  (4) Withholding/Taxes. To the extent required by applicable law, the Employers shall withhold from the Supplemental Pension Benefits (or, if applicable, any other payments due to the Participant or Beneficiary) any taxes required to be withheld with respect to the Supplemental Pension Benefits by any federal, state or local government.

         SECTION 3.2. Time and Manner of Payment.

         (1) In General. A Participant's (or Beneficiary's) Supplemental Pension Benefit shall commence at the same time and under the same conditions as the benefits payable to the Participant (or Beneficiary) under the Pension Plan. The Supplemental Pension Benefit shall be payable in the same form and for the same duration as the benefits payable to the Participant (or Beneficiary) under the Pension Plan.

         (2) Cash-Out of Small Benefits. Notwithstanding the foregoing, if the present value of a Participant's or Beneficiary's Supplemental Pension Benefit hereunder at the time of the Participant's termination of employment with the Flowers Foods, Inc. Controlled Group is $10,000 or less, such Benefit shall be paid as soon as practicable following such termination in a lump sum that is the Actuarial Equivalent of such Benefit. Such $10,000 amount shall be calculated using the provisions of the Pension Plan relating to the determination of Actuarially Equivalent amounts.

         SECTION 3.3.        Liability for Payment.

         (1) The Employer by which the Participant was employed at the time of his termination of employment with the Controlled Group shall pay the Supplemental Pension Benefit to the Participant and/or his Beneficiary, but such Employer's liability hereunder shall be limited to its proportionate share of such Supplemental Pension Benefit, determined as hereinafter provided. If the benefits payable to the Participant and/or his Beneficiary under the Pension Plan are based on the Participant's employment with more than one Employer, the amount of the Supplemental Pension Benefit shall be shared by all such Employers (by reimbursement to the Employer making such payment) as may be agreed to between them in good faith, taking into consideration the Participant's Years of Benefit Service and Compensation paid by each such Employer and as will permit the deduction (for purposes of federal income taxes) by each such Employer of its portion of the payments made and to be made hereunder.

         (2) The liabilities of the Employers hereunder shall be several liabilities and no Employer shall be liable for the default of any other Employer hereunder, even though it has, for convenience of administration, agreed to pay directly to the Participant or Beneficiary the entire Supplemental Pension Benefit as provided in Subsection (1) of this Section.

                                   ARTICLE IV
                                     VESTING


         SECTION 4.1. Vesting. A Participant shall become vested in his Supplemental Pension Benefit in accordance with the vesting provisions set forth in Article III of the Pension Plan.


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

                                    ARTICLE V
                                  MISCELLANEOUS


         SECTION 5.1. Limitation on Rights of Participants and Beneficiaries - No Lien. This Plan is an unfunded, nonqualified plan and the entire cost of this Plan shall be paid from the general assets of one or more of the Employers. No trust has been established for the Participants or Beneficiaries. No liability for the payment of benefits under the Plan shall be imposed upon any officer, director, employee, or stockholder of an Employer. Nothing contained herein shall be deemed to create a lien in favor of any Participant or Beneficiary on any assets of any Employer. The Employers shall have no obligation to purchase any assets that do not remain subject to the claims of the creditors of the Employers for use in connection with the Plan. Each Participant and Beneficiary shall have the status of a general unsecured creditor of the Employers and shall have no right to, prior claim to, or security interest in, any assets of the Company or any Employer.

         SECTION 5.2. Nonalienation. No right or interest of a Participant or his Beneficiary under this Plan shall be anticipated, assigned (either at law or in equity) or alienated by the Participant or his Beneficiary, nor shall any such right or interest be subject to attachment, garnishment, levy, execution or other legal or equitable process or in any manner be liable for or subject to the debts of any Participant or Beneficiary. If any Participant or Beneficiary shall attempt to or shall alienate, sell, transfer, assign, pledge or otherwise encumber his benefits under the Plan or any part thereof, or if by reason of his bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him, then the Company may terminate his interest in any such benefit and hold or apply it to or for his benefit or the benefit of his spouse, children or other person or persons in fact dependent upon him, or any of them, in such a manner as the Company may deem proper; provided, however, that the provisions of this sentence shall not be applicable to the surviving Spouse of any deceased Participant if the Company consents to such inapplicability, which consent shall not unreasonably be withheld.

         SECTION 5.3. Employment Rights. Employment rights shall not be enlarged or affected hereby. The Employers shall continue to have the right to discharge a Participant, with or without cause.

         SECTION 5.4. Participating Affiliates. Any member of the Controlled Group that has adopted the Pension Plan shall be an Employer hereunder if it has employees who are Participants in this Plan. An Employer that ceases to exist or that is no longer a member of the Controlled Group shall automatically cease being a participating Employer hereunder.

         SECTION 5.5. Administration of Plan.

         (1) The Administrative Committee designated under the Pension Plan (the "Committee") shall be responsible for the general administration of the Plan and for carrying out the provisions hereof and, for purposes of the Employee Retirement Income Security Act of 1974, as amended, the Company shall be the plan sponsor and the plan administrator. The Committee shall interpret where necessary, in its reasonable and good faith judgment, the provisions of the Plan and, except as otherwise provided in the Plan, shall determine the rights and status of Participants and Beneficiaries hereunder (including, without limitation, the amount of any Supplemental Pension Benefit to which a Participant or Beneficiary may be entitled under the Plan).

         (2) Notwithstanding the foregoing, the Board of Directors of the Company and the Company each may, from time to time, delegate all or part of the administrative powers, duties and authorities delegated to it under this Plan to such person or persons, office or committee as it shall select.

         SECTION 5.6. Expenses. The Employers shall pay all expenses incurred in the administration and operation of the Plan.

         SECTION 5.7. Claims Procedure.

         (1) Whenever there is denied, whether in whole or in part, a claim for benefits under the Plan filed by any person (herein referred to as the "Claimant"), the Committee shall transmit a written notice of such decision to the Claimant, within 90 days after such claim was filed (plus an additional period of 90 days if required for processing, provided that notice of the extension of time is given to the Claimant within the first 90 day period), which notice shall be written in a manner calculated to be understood by the Claimant and shall contain the specific reasons for the denial of the claim, specific references to the provisions of the Plan upon which the denial is based, a description of any additional information necessary for the Claimant to perfect the claim and an explanation of the review procedures hereinafter set forth. If a Claimant does not receive any such notice within 90 days after the date of filing the claim, his claim shall be deemed to have been denied.

         (2) Within 60 days after the denial of his claim, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Committee a written request therefor. If such an appeal is so filed within such 60 day period, the Committee shall designate a named fiduciary to conduct a full and fair review of the decision denying the Claimant's claim for benefits. Within 60 days after the date the request for review was filed (plus an additional period of 60 days if required for processing, provided that notice of the extension of time is given to the Claimant within the first 60 day period), the named fiduciary shall render its written decision on review, written in a manner calculated to be understood by the Claimant, specifying the reasons and Plan provisions upon which its decision was based. Such decision shall, to the extent permitted by law, be final and binding on all interested persons. During such review, the Claimant shall be given the opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing. If the decision on review is not furnished within such 60-day or 120-day period, as the case may be, the claim shall be deemed to have been denied on review.

         SECTION 5.8. Effect on other Benefits. Benefits payable to or with respect to a Participant under the Pension Plan or any other Employer sponsored (qualified or nonqualified) plan, if any, are in addition to those provided under this Plan, except as specifically provided in such other plans.

         SECTION 5.9. Payment to Guardian. If a benefit payable hereunder is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Employers from all liability with respect to such benefit.

                                   ARTICLE VI
                            AMENDMENT AND TERMINATION


         SECTION 6.1. Amendment. Subject to the requirements of Section 6.4(1), the Committee does hereby reserve the right to amend, at any time, any or all of the provisions of the Plan for all Employers, without the consent of any other Employer or any Participant, Beneficiary or any other person. Any such amendment shall be expressed in an instrument executed by a member of the Committee and shall become effective as of the date designated in such instrument or, if no such date is specified, on the date of its execution.

         SECTION 6.2. Termination.


         (1) Subject to the requirements of Section 6.4(1), the Company does hereby reserve the right to terminate the Plan at any time for any or all Employers, without the consent of any other Employer or of any Participant, Beneficiary or any other person. Such termination shall be expressed in an instrument executed by an officer of the Company and shall become effective as of the date designated in such instrument, or if no date is specified, on the date of its execution. Any other Employer which shall be a participating Employer in the Plan may, with the written consent of the Company, elect separately to withdraw from the Plan and such withdrawal shall constitute a termination of the Plan as to it, but it shall continue to be an Employer for the purposes hereof as to Participants or Beneficiaries to whom it owes obligations hereunder. Any such withdrawal and termination shall be expressed in an instrument executed by an officer of the terminating Employer and shall become effective as of the date designated in such instrument or, if no date is specified, on the date of its execution. Notwithstanding the foregoing, if an Employer ceases to exist or is no longer a member of the Controlled Group, such action shall automatically constitute a termination of the Plan as to such Employer. Subject to Section 6.4(2), upon any termination of the Plan, each affected Participant's Supplemental Pension Benefit shall be determined and distributed to him (or his Beneficiary) as otherwise provided in Article III.

         SECTION 6.3. Change in Control. Notwithstanding any provision of this Plan to the contrary, in the event of a Change in Control of the Company, the Accumulated Benefits of each Participant shall be immediately payable in an Actuarially Equivalent lump sum distribution. For purposes of this Section 6.3, the term "Accumulated Benefit" shall mean, as of any date of determination, the Actuarial Equivalent lump sum of the benefit that would be payable to a Participant under this Plan if such person (or, in the case of a designated Beneficiary, the Pension Plan participant) had separated from service with the Company on the date of determination (or as of his actual date of separation, if earlier), and had elected to receive benefits of separation, if earlier), and had elected to receive benefits in the normal form under said Pension Plan as of the later of the date of determination or the first date on which he would be entitled to benefits from the Pension Plan. In the event that the Participant has already commenced to receive benefits under this Plan, said Actuarial Equivalent shall pertain to those benefits which remain to be paid herefrom.

         SECTION 6.4. Effect of Amendment and Termination.

         (1) No amendment or termination of the Plan shall, without the consent of the Participant (or, in the case of his death, his Beneficiary), adversely affect the amount of the accrued vested Supplemental Pension Benefit under the Plan of the affected Participant or Beneficiary as such Benefit exists on the date of such amendment or termination.

         (2) Notwithstanding any provision of the Plan to the contrary, in the event of a termination of the Plan, the Company, in its sole and absolute discretion, shall have the right to change the time and/or manner of distribution of Supplemental Pension Benefits, including, without limitation, by providing for the payment of a single lump sum payment to each Participant or Beneficiary then entitled to a Supplemental Pension Benefit in an amount equal to the Actuarial Equivalent of such Benefit, calculated in accordance with the provisions of Section 3.2(2).

         IN WITNESS WHEREOF, the Company has executed this Supplemental Pension Plan this 9th day of November, 2001.

                                              FLOWERS FOODS, INC.


                                              By: /s/ Jimmy M. Woodward
                                                 ------------------------------
                                              Name  Jimmy M. Woodward
                                                  -----------------------------
                                              Title:  Vice President and Chief
                                                      Financial Officer
                                                  -----------------------------


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